Exhibit 10.51

THIRD AMENDMENT OF

CONSTRUCTION LOAN AGREEMENT

THIS THIRD AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 31st day of January, 2011 between FIRST NATIONAL BANK OF OMAHA, a national banking association as a Bank and as the Administrative Agent and Collateral Agent for the Banks (in such capacities, “Bank”), the other Banks a party to the Loan Agreement referenced below and HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“Borrower”).  This Amendment amends that certain Construction Loan Agreement dated April 24, 2008 between Bank, Banks and Borrower (“Loan Agreement”).

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, the Banks extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated August 11, 2009, the Loan Termination Date applicable to the Revolving Promissory Note was extended to February 28, 2010, the interest rate applicable to the Revolving Loan was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated February 26, 2010, the Loan Termination Date of the Revolving Promissory Notes was extended to February 26, 2011 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, the Borrower has requested and the Banks have agreed, to convert a portion of the Long Term Revolving Loan to a debt service reserve, modify the repayment provisions applicable to the Variable Rate Loan, modify the financial covenants and waive Borrower’s violation of certain financial covenants, modify the minimum interest rate applicable to the Variable Rate Loan and otherwise amend the Loan Agreement as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.             Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.             The definition of FIXED CHARGE COVERAGE RATIO in Section 1.25 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.25         “FIXED CHARGE COVERAGE RATIO” means the ratio derived when comparing (i) ADJUSTED EBITDA plus the MAXIMUM AVAILABILITY to (ii) BORROWER’s scheduled payments on the principal and interest of the LOANS made during the applicable reporting period, excluding any principal repaid on the REVOLVING LOAN and LONG TERM REVOLVING NOTES and excluding any NEGATIVE TERMINATION VALUE of SWAP CONTRACTS.

3.             The definition of WORKING CAPITAL in Section 1.54 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.54         “WORKING CAPITAL” means current assets (less investments in or other amounts due from any member, manager, employee or any person or entity related to or affiliated with BORROWER and prepayments), plus the MAXIMUM AVAILABILITY on the date of determination, less current liabilities.

4.             Sections 2.6(b) and 2.15 of the Loan Agreement are hereby amended by deleting the references to 4% as the minimum interest rate applicable to the Variable Rate Notes and inserting in lieu thereof 5%.

5.             Section 6.2.1 of the Loan Agreement is hereby amended by deleting the reference to 1.25:1.0 as the minimum FIXED CHARGE COVERAGE RATIO and inserting in lieu thereof 1.10:1.0.

6.             Section 6.2.2 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.2        After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall maintain NET WORTH of not less than $41,250,000.00.  The required minimum NET WORTH of BORROWER shall be measured annually at the end of each fiscal year of BORROWER, and shall increase each fiscal year commencing on or after the CONSTRUCTION LOAN TERMINATION DATE by an amount equal to the greater of (a) $250,000.00 or (b) the amount of undistributed earnings accumulated during the fiscal year just ended (less any allowable distributions attributable to the just ended fiscal year’s earnings).

7.             Section 6.2.4 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.4        BORROWER must maintain on a quarterly basis a minimum Working Capital of not less than $4,500,000.00, measured on a quarterly basis at the end of each full fiscal quarter, provided, however, that commencing on May 1, 2011 and thereafter, BORROWER must maintain on a quarterly basis a minimum Working Capital of not less than $6,000,000.00, measured on a quarterly basis at the end of each full fiscal quarter.

8.             Borrower acknowledges that Borrower has violated the Fixed Charge Coverage Ratio and the Leverage Ratio financial covenants provided for in Sections 6.2.1 and 6.2.5 of the Loan Agreement when tested on July 31, 2010, and that Borrower has violated the minimum Net Worth financial covenant provided for in Section 6.2.2 of the Loan Agreement when tested at the end of Borrower’s 2010 fiscal year.  Banks hereby waive Borrower’s failure to comply with the Fixed Charge Coverage Ratio, Leverage Ratio and minimum Net Worth requirements required in the Loan Agreement solely for the periods ending on July 31, 2010 and October 31, 2010.  From and after such periods, Borrower shall be obligated to comply with the Fixed Charge Coverage Ratio, Leverage Ratio and minimum Net Worth financial covenants contained in the Loan Agreement, as modified in this Amendment.  The foregoing waivers are strictly limited to the occurrences and time periods set forth above.  Such waivers shall not obligate Banks to make any future waivers with respect to the terms and conditions of the Loan Agreement and the other Loan Documents, unless specifically agreed to by the Required Banks in writing.  In addition, nothing contained herein shall be deemed to obligate Banks to waive any future Events of Default with respect to matters not connected with the Fixed Charge Coverage Ratio, Leverage Ratio or minimum Net Worth.

9.             Section 6.4.12 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.4.12      Without the prior written consent of each BANK, BORROWER will not pay, declare or make, or agree to pay, declare or make, directly or indirectly, any dividend or distribution on any class of its membership interests, including, but not limited to, TAX DISTRIBUTIONS, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any membership interest, or any options, warrants, or other rights to purchase any of the foregoing, whether now or hereafter outstanding, or any payment in respect of INDEBTEDNESS, except for scheduled interest payments on the BOND DEBT pusuant to the BOND DOCUMENTS, whether or not subordinated to the OBLIGATIONS, (each such dividend, distribution, set aside or payment, a “Restricted Payment”).

10.           Contemporaneously with the execution and delivery of this Amendment, and as a condition to the effectiveness of this Amendment, Borrower shall make a mandatory principal prepayment on the Long Term Revolving Loan in an amount not less than $3,000,000.00.  In addition, on or before February 1, 2012, Borrower shall make a mandatory principal prepayment on the Long Term Revolving Loan in an amount not less than $750,000.00, and on or before February 1, 2013, Borrower shall make a mandatory principal prepayment on the Long Term Revolving Loan in an amount sufficient to reduce the outstanding principal balance of the Long Term Revolving Loan to $0.00 and the Maximum Availability to $4,500,000.00.  Borrower’s failure to make any of the foregoing mandatory prepayments on the Long Term Revolving Loan will constitute an Event of Default under the Loan Agreement.  The Administrative Agent will apply each such mandatory prepayment to the Long Term Revolving Loan and allocate to each Bank with a Commitment in the Long Term Revolving Loan such Bank’s pro rata share of such prepayment.  No prepayment fee or penalty will be charged on such mandatory prepayments.  The foregoing $3,000,000.00 prepayment shall not be considered a current liability for purposes of calculating Borrower’s Working Capital at Borrower’s October 31, 2010 fiscal year end.

11.           The maximum principal amount of the Long Term Revolving Loan is hereby reduced from $5,000,000.00 to $4,500,000.00.  After application of the $3,000,000.00 mandatory prepayment required in Section 10 above is applied to the Long Term Revolving Loan, any principal balance outstanding on the Long Term Revolving Loan in excess of $1,500,000.00 will be re-allocated and added to the outstanding principal balance of the Variable Rate Loan, with the increased principal balance of the Variable Rate Loan re-allocated among the Banks with a Commitment in the Variable Rate Loan pro rata based on each Bank’s respective Commitment in the Variable Rate Loan.  Borrower will execute in favor of and deliver to each Bank with a Commitment in the Variable Rate Loan a First Amended and Restated Variable Rate Note in the amount of such Bank’s Commitment in the Variable Rate Loan as increased by the foregoing re-allocation of a portion of the Long Term Revolving Loan to the Variable Rate Loan.  In addition, Borrower will execute in favor of and deliver to each Bank with a Commitment in the Long Term Revolving Loan a First Amended and Restated Long Term Revolving Note in the amount of such Bank’s Commitment in the Long Term Revolving Loan as decreased by the foregoing re-allocation of a portion of the Long Term Revolving Loan to the Variable Rate Loan.

12.           The definition of the term “MAXIMUM AVAILABILITY” in Section 1.35 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof.

1.35         “MAXIMUM AVAILABILITY” means the maximum principal amount on the LONG TERM REVOLVING NOTES available to BORROWER for borrowing on the date of determination, which shall equal $4,500,000.00 minus the outstanding principal balance of the LONG TERM REVOLVING LOAN on the date of determination.

13.           The definition of the term “REDUCTION DATE” in Section 1.44 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof.

1.44         “REDUCTION DATE” means the date of any scheduled quarterly payment on the TERM LOANS as provided for in Section 2.5 below.

14.           Exhibit H to the Loan Agreement entitled Banks’ Commitments is hereby deleted in its entirety and the Exhibit H attached to this Amendment is inserted in lieu thereof.

15.           From and after the date of this Amendment, Banks shall have no obligation to make any additional advances on the Long Term Revolving Loan unless such advance is approved by the Banks with a Commitment in the Long Term Revolving Loan, in their sole discretion.  However, the modification to making advances on the Long Term Revolving Loan discretionary by Banks shall not negate the inclusion of the Maximum Availability in the calculation of Borrower’s Working Capital.  Section 2.7 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.7           LONG TERM REVOLVING NOTES.  Subject to the extent of their respective COMMITMENTS in the LONG TERM REVOLVING LOAN, BANKS with a commitment in the LONG TERM REVOLVING LOAN, upon approval of all such BANKS, will lend up to $4,500,000.00 to BORROWER pursuant to this facility.  On the date of such LONG TERM REVOLVING NOTES, the LONG TERM REVOLVING LOAN will be fully advanced.  ADMINISTRATIVE AGENT will credit advances of this revolving loan (“LONG TERM REVOLVING LOAN”) to BORROWER’s deposit account maintained with ADMINISTRATIVE AGENT.  Advances on the LONG TERM REVOLVING LOAN are discretionary and shall only be made upon the approval of the BANKS with a COMMITMENT in the LONG TERM REVOLVING LOAN.

2.7.1        Subject to the terms hereof and the MAXIMUM AVAILABILITY at the time of the request, until the LOAN TERMINATION DATE applicable to the LONG TERM REVOLVING LOAN BORROWER may request the ADMINISTRATIVE AGENT for an advance on the LONG TERM REVOLVING LOAN up to the MAXIMUM AVAILABILITY.  BORROWER will submit such request for an advance on the LONG TERM REVOLVING LOAN to the ADMINISTRATIVE AGENT not less than ten (10) BANKING DAYS prior to the requested funding date for such advance.  Such request for advance shall contain the requested funding date for such advance, the purposes and uses of such advance and the amount of such requested advance with such detail as is required by the ADMINISTRATIVE AGENT.  Upon receipt of a request for an advance on the LONG TERM REVOLVING LOAN, the ADMINISTRATIVE AGENT will notify the BANKS with a COMMITMENT in the LONG TERM REVOLVING LOAN of such request, the amount of the requested advance, the requested funding date and the purposes of the requested advance.  Within five (5) BANKING DAYS after the ADMINISTRATIVE AGENT has notified such BANKS of such request for an advance, such BANKS will inform the ADMINISTRATIVE AGENT of their approval or disapproval of the requested advance.  Such approval or disapproval is in the sole and absolute discretion of each such BANK.  If the BANKS with a COMMITMENT in the LONG TERM REVOLVING LOAN approve an advance on the LONG TERM REVOLVING LOAN, then such BANKS, up to their respective COMMITMENT in the LONG TERM REVOLVING LOAN, will fund their pro rata portion of such advance and remit to the ADMINISTRATIVE AGENT such sums in immediately available funds.   BORROWER acknowledges that, without the approval of the BANKS with a COMMITMENT in the LONG TERM REVOLVING LOAN, such BANKS are not obligated to make any advances on the LONG TERM REVOLVING LOAN.  In no event may the aggregate outstanding principal balance of the LONG TERM REVOLVING LOAN exceed the MAXIMUM AMOUNT or the aggregate COMMITMENTS of the BANKS with a COMMITMENT in the LONG TERM REVOLVING LOAN.  Subject to the approval of the BANKS with a COMMITMENT in the LONG TERM REVOLVING LOAN, BORROWER may borrow such sums as such BANKS in their discretion approve to lend hereunder, and BORROWER may repay without penalty or premium sums borrowed, and, if approved by such BANKS, BORROWER may reborrow such sums as such BANKS, in their discretion, approve to lend hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, not to exceed at any time outstanding the MAXIMUM AVAILABILITY.

16.           Section 2.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.5           TERM LOANS.  The existing balance on the CONSTRUCTION LOAN, including any advance made to increase WORKING CAPITAL, as of CONSTRUCTION LOAN TERMINATION DATE will be restated and said balance will be paid by the TERM NOTES substantially in the forms attached hereto as Exhibits B, C, and D, respectively, and are by this reference made a part hereof.  The TERM NOTES evidence the “TERM LOANS”.  The TERM NOTES shall be amortized on a ten (10) year basis and repaid over a five (5) year term as follows:

On the eighth (8th) day of every month, commencing one (1) month after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER shall pay to ADMINISTRATIVE AGENT, for the account of BANKS in accordance with their respective COMMITMENTS in the FIXED RATE LOAN, the scheduled principal payments shown in Schedule I, attached hereto and incorporated herein by reference.  In addition on the same day as the foregoing principal payments are due, BORROWER shall pay accrued and unpaid interest on the FIXED RATE LOAN.

In addition, interest only shall be payable on the VARIABLE RATE NOTES and the LONG TERM REVOLVING NOTES on the eighth (8th) day of every month.  On such dates, BORROWER shall pay all accrued and unpaid interest on the VARIABLE RATE NOTES and the LONG TERM REVOLVING NOTES.

In addition, BORROWER shall pay and apply to the then outstanding principal balance of the VARIABLE RATE NOTES the quarterly EXCESS CASH FLOW required to be paid pursuant to Section 6.2.3 below.

All unpaid principal and accrued interest under the TERM LOANS shall be due and payable on the LOAN TERMINATION DATE applicable thereto, if not sooner paid.

17.           Section 6.2.3 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.3        For each fiscal quarter, BORROWER shall determine and report to ADMINISTRATIVE AGENT, within 60 days after the end of each such fiscal quarter, the amount of its EXCESS CASH FLOW for such ended fiscal quarter.  Within 60 days following the end of each such fiscal quarter, BORROWER will pay to ADMINISTRATIVE AGENT fifty percent (50%) of such EXCESS CASH FLOW calculated by BORROWER for such ended fiscal quarter, provided, however, that if the application of 50% of such EXCESS CASH FLOW would cause a violation of a financial covenant contained in this AGREEMENT, then the percentage of such EXCESS CASH FLOW required to be made under this Section will be reduced to such percentage that will maintain compliance with such financial covenants.  In the event that the foregoing application of EXCESS CASH FLOW for any fiscal year of BORROWER in the aggregate for such fiscal year is less than $750,000.00, then on the last such payment date for such fiscal year BORROWER shall also pay and apply to the VARIABLE RATE LOAN as a mandatory prepayment such sums as are necessary to have reduced the principal balance of the VARIABLE RATE LOAN by not less than $750,000.00 for such fiscal year.  BORROWER’s payment of EXCESS CASH FLOW required in this Section shall be applied first to accrued and unpaid interest on the VARIABLE RATE LOAN, then to the outstanding principal balance of the VARIABLE RATE LOAN, and after the VARIABLE RATE LOAN is repaid in full, to accrued and unpaid interest on and the principal balance of the LONG TERM REVOLVING LOAN.  If there is no outstanding balance on the LONG TERM REVOLVING LOAN at the time such payment is due, BORROWER shall not be required to pay to ADMINISTRATIVE AGENT EXCESS CASH FLOW at such time.  Such quarterly payments of EXCESS CASH FLOW shall not release BORROWER from making the monthly payment required above on the VARIABLE RATE LOAN and LONG TERM REVOLVING LOAN or any other payment required under this AGREEMENT or any other LOAN DOCUMENT.

No payment of EXCESS CASH FLOW during any period when an EVENT OF DEFAULT does not exist shall trigger or obligate BORROWER to pay to ADMINISTRATIVE AGENT any prepayment fees.  BORROWER’S failure to make any of the foregoing quarterly payments of EXCESS CASH FLOW or mandatory prepayment shall constitute an EVENT OF DEFAULT under this AGREEMENT.

18.           Section 6.2.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.5        After the CONSTRUCTION LOAN TERMINATION DATE, BORROWER must maintain on a quarterly basis a maximum LEVERAGE RATIO, measured quarterly, of no greater than 1.65:1.00.  LEVERAGE RATIO means the ratio of Total Liabilities to Tangible Book Equity, as determined in accordance with GAAP.  Total Liabilities means all INDEBTEDNESS less INDEBTEDNESS subordinated to the OBLIGATIONS.  Tangible Book Equity means NET WORTH plus INDEBTEDNESS subordinated to the OBLIGATIONS.

19.           In consideration of the modifications and waivers provided for in this Amendment, Borrower shall pay to the Administrative Agent a fee equal to $75,000.00, with such fee due and payable upon execution of this Amendment.  Each Bank who executes this Amendment on or before the date of this Amendment shall be entitled to a pro rata portion of such fee.

20.           This Amendment shall not be effective until Bank shall have received each of the following (each in form and substance acceptable to Bank) or the following conditions have been satisfied:

(a).          This Amendment, duly executed by Borrower;

(b).                              The mandatory prepayment of not less than $3,000,000.00 provided for in Section 10 above in immediately available funds;

(c).                               The First Amended and Restated Variable Rate Notes and First Amended and Restated Long Term Revolving Notes, each duly executed by Borrower;

(d).                              Resolutions of Borrower in form and substance acceptable to Bank duly authorizing the transactions contemplated in this Amendment and Borrower’s performance thereof: and

(e).                               Such other matters as Bank may reasonably require prior to final execution of this Amendment.

21.           Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower.  To the extent necessary, the provisions of the Loan Agreement and the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.  The modifications and amendments contained in this Amendment will become effective on the date of this Amendment except as otherwise specifically provided for above.

22.           Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

23.           This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

24.           Borrower will comply with all terms and conditions of this Amendment and any other documents executed pursuant hereto and will, when requested by Bank execute and deliver such further documents and instruments necessary to consummate the transactions contemplated hereby and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Amendment or to show the ability to carry out the intent and purposes of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

HIGHWATER ETHANOL, LLC

By:	/s/ Brian Kletscher
Brian Kletscher, Chief Executive
Officer/General Manager

FIRST NATIONAL BANK OF
OMAHA, in its capacity as a BANK,
ADMINISTRATIVE AGENT and
COLLATERAL AGENT

By:	/s/ Jeremy Reineke
Jeremy Reineke,
Vice President

AGSTAR FINANCIAL SERVICES, PCA, as a BANK

By:	/s/ Ron Madson
Name:	Ron Madson
Title:	VP

UNITED FCS, PCA, as a BANK

By:	/s/ Jeffrey A. Schmidt
Name:	Jeffrey A. Schmidt
Title:	CCO

FIRST BANK & TRUST, as a BANK

By:	/s/ Tim D. Harvey
Name:	Tim D. Harvey
Title:	VP Credit Administration

GRANITE FALLS BANK, as a BANK

By:	/s/ Craig A. Bakkelund
Name:	Craig A. Bakkelund
Title:	Vice President

HERITAGE BANK, as a BANK

By:	/s/ Don Mathews
Name:	Don Mathews
Title:	Vice President

DEERE CREDIT, INC., as a BANK

By:	/s/ Mark A. Thompson
Name:	Mark A. Thompson
Title:	Vice President

EXHIBIT H

BANKS’ COMMITMENTS

BANK	FIXED RATE TERM LOAN COMMITMENT AMOUNT	VARIABLE RATE TERM LOAN COMMITMENT AMOUNT	LONG TERM REVOLVING LOAN COMMITMENT AMOUNT	REVOLVING LOAN COMMITMENT AMOUNT	TOTAL COMMITMENT,

AgStar Financial Services, PCA	$4,683,736.91	$3,813,644.64	$892,857.14	N/A	$9,390,238.69
United FCS	$936,747.36	$762,728.92	$178,571.43	N/A	$1,878,047.71
First Bank & Trust	$4,215,363.23	$3,432,280.18	$803,571.43	$1,000,000.00	$9,451,214.84
Granite Falls Bank	$234,186.84	$190,682.23	$44,642.85	N/A	$469,511.92
Heritage Bank	$468,373.68	$381,364.47	$89,285.72	N/A	$939,023.87
Deere Credit, Inc.	$6,391,427.43	$5,204,099.48	$1,218,392.86	$1,354,000.00	$14,167,919.77
First National Bank of Omaha	$6,676,198.55	$5,435,969.08	$1,272,678.57	$2,646,000.00	$16,030,846.20

Totals	$23,606,034.00	$19,220,769.00	$4,500,000	$5,000,000.00	$52,326,803.00